November 14, 2018

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of Toucan Interactive Corp., pertaining to our firm included under Item 4.01 of Form 8-K dated November 14, 2018 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP

5201 Eden Avenue

Suite 300

Edina MN 55436

630.277.2330